CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS (I) NOT MATERIAL, AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [*******].

NOTICE OF LEASE

NOTICE IS HEREBY GIVEN in accordance with the provisions of §47-19 of the Connecticut General Statutes, as of September _, 2005, by COMMERCE PARK REALTY, LLC, successor-in-interest to MELVYN J. POWERS AND MARY P. POWERS D/B/A M & M REALTY with a place of business at 7 Finance Drive, Danbury, Connecticut 06810 ("Landlord"), and HOLOGIC, INC., with a place of business at 37 Apple Ridge Road, Danbury, Connecticut 06810 ("Tenant") that:

1. Lease. Landlord entered into a lease with LORAD, A DIVISION OF TREX MEDICAL CORPORATION ("LORAD") dated as of December 26, 1995, which lease was amended by a First Addendum to Lease Agreement dated March 1, 1996, a Second Addendum to Lease Agreement dated as of April 1, 1996 and a Third Addendum to Lease Agreement dated as of May 1, 1996, each between Landlord and LORAD, which lease was assigned by LORAD to HOLOGIC, INC., pursuant to an Assignment of Lease and Assumption of Obligations dated September __, 2000, and was further amended by a Fourth Addendum to Agreement of Lease of even date herewith between Landlord and Tenant (collectively, the "Lease").

2.
Premises. In consideration of the rents and upon the terms, conditions, covenants and agreements set forth in the Lease, Landlord has leased that certain property known as 37 Apple Ridge Road, in the Town of Danbury, County of Fairfield, and State of Connecticut and more particularly described on Schedule A attached hereto and made a part hereof together with all buildings and improvements located thereon (the "Leased Premises").

3.
Term. The initial term of the Lease commenced on December 18, 1996, and terminates on December 31, 2012. If Tenant exercises either or both of the Renewal Options described in the Lease, the first Renewal Term shall commence on January 1, 2013 and terminate on December 31, 2017, and the second Renewal Term shall commence on January 1, 2018 and terminate on December 31, 2022. The date of execution of the Lease is December 26, 1995. The Lease was amended by a First Addendum to Lease Agreement dated March 1, 1996, a Second Addendum to Lease Agreement dated as of April 1, 1996, a Third Addendum to Lease Agreement dated as of May 1, 1996, and a Fourth Addendum to Agreement of Lease dated as of the date hereof.

4.	Landlord' s Name and Address. The name and address of Landlord are:
Commerce Park Realty, LLC
7 Finance Drive
Danbury, Connecticut 06810

5.	Tenant's Address. The address of Tenant as stated in the Lease is:

HOLOGIC, INC.
37 Apple Ridge Road Danbury, Connecticut 06810

6.	Extension or Renewal of Term. Pursuant to the terms of the Lease, Tenant has two (2) consecutive options to extend the term of the Lease for an additional period of five (5) years each.

7.	Option to Purchase. The Lease contains no option or other right to purchase the Leased Premises.

8.	Lease on File. Executed copies of the Lease are on file at the Tenant's and Landlord's offices.

IN WITNESS WHEREOF Landlord and Tenant have executed this notice as of the date first mentioned above.

Witnessed by:

LANDLORD:
COMMERCE PARK REALTY, LLC

Commerce Park Management Company
Its Manager

/s/ Margaret Caruso                By: /s/ Melvyn J. Powers
Its President
/s/ Ed Coyr

TENANT:
HOLOGIC, INC.

/s/ Raymond Calvo                By: /s/ William E. Healy
Its VP

/s/ Cathy F. Fontaine

SCHEDULE A

Legal Description
37 APPLE RIDGE ROAD

All that piece or parcel of property consisting of approximately 13.428 acres, situated on Apple Ridge Road , in the City of Danbury, County of Fairfield and State of Connecticut, more particularly described on a map entitled: "Map Showing Parcel "D" - Orchard Park, Danbury, Connecticut Prepared for M&M Realty" (Scale l " = 40') Prepared by New England Land Surveyi ng, P.C.. dated January 2, 1996, which map is to be filed in the Office of Town Clerk of Danbury, and which land is described as follows:

Beginning at a point which is the northwesterly corner of the Premises herein described and proceeding N 77° 14' 34" E, a distance of 160.63'; thence continuing along said line N 76° 461 25" E, a distance of 242.78'; thence N 71° 51' 26" E, a distance of 378.72'; thence turning and running S 12° 07' 22fl E, a distance of 597.50'; thence proceeding along a curve 355.22'; thence running S 68° 59" 09' W, a distance of 149.5l '; thence along a curve a distance of 499.911 and thence N 20 ° 05 ' 04" W, a distance of 382 .56' and thence N 14Q 13' 54" W, a distance of to the point and place of beginning.

Together with the right (in common with others) to pass and repass over that certain roadway shown and designated as Apple Ridge Road on the Map for the purposes of ingress and egress to the said piece or parcel of land from the public highway known as Kenosia Avenue.

FOURTH ADDENDUM TO AGREEMENT OF LEASE

AGREEMENT made as of the    day of September, 2005, by and between COMMERCE PARK REALTY, LLC, a Connecticut limited liability company having an address at 7 Finance Drive, Danbury, Connecticut 06810 ("Lessor") and HOLOGIC, INC., a Delaware corporation, having an address at 37 Apple Ridge Road, Danbury, Connecticut 06810 ("Lessee").

RECITALS

A.    Lessee has leased certain premises located at 37 Apple Ridge Road, Danbury, Connecticut (the "Leased Premises"), pursuant to a lease dated December 26, 1995 between Melvyn J. Powers and Mary P. Powers, as original lessor, and LORAD, a Division of Trex- Medical Corporation, as original lessee, as amended by a First Addendum to Lease Agreement dated March 1, 1996, a Second Addendum to Lease Agreement dated as of April I , 1996, and a Third Addendum to Lease Agreement dated as of May 1, 1996 (collectively, the "Lease").

B.    The interest of the original lessee was assigned to Lessee pursuant to that certain Assignment of Lease and Assumption of Obligations dated September , 2000.

C.    Lessee has requested that Lessor agree to extend the Initial Term of the Lease to December 31, 2012, and re-define the two (2) Renewal Terms to be the five (5) year periods: ending December 31, 2017 and December 31, 2022, respectively.

D.    To memorialize said extensions, Lessor requires that the Lessee enter into this. Agreement.

E.    In consideration of the foregoing, and for One Dollar ($1.00) and other valuable consideration received by each to their satisfaction, Lessor and Lessee hereby agree as follows:

AGREEMENT

1.    Lessor and Lessee hereby agree that the Initial Term of the Lease shall end on December 31, 2012. All references in the Lease and herein to the "Initial Term" shall be deemed to mean the period ending on December 31, 2012.

2.    Lessee agrees that the current annual Fixed Rent of [******], which is payable in advance in equal monthly installments of [*******],

TBM/28936/2/738653v2 09/20/05-HRT/

shall continue to be payable on the first day of each calendar month through and including December 1, 2006. Commencing on January 1, 2007 and continuing on the first day of each month to and including December 1, 2012, monthly Fixed Rent in the amount of [*******] shall be due and payable in advance.

3.    Notwithstanding anything contained in the Lease to the contrary, if Lessee exercises either or both of the Renewal Options described in the Lease, the first Renewal Term shall commence on January 1, 2013 and terminate on December 31, 2017, and the second Renewal Term shall commence on January 1, 2018 and terminate on December 31, 2022. The Fixed Rent payable during the Renewal Terms shall be as follows:

a.	First Renewal Term: [*******].

b.	Second Renewal Term: [*******].

4.	Lessee hereby surrenders that portion of the Leased Premises designated in Section
22.3 of the Lease as the Surrender Premises, and more particularly described in Exhibit D of the Lease. As a result thereof, Lessee agrees and acknowledges that, commencing as of the date hereof, the Lessee has no interest of any kind, as tenant or otherwise, in or to the Surrender Premises, and hereby forever releases, relinquishes and remises to the Lessor all right, title and interest the Lessee has or may have had in and to said Surrender Premises.

5.    Except as specifically modified hereby, all of the terms and conditions of the Lease remain in full force and effect.

6.    This Agreement shall be binding upon, and inure to the benefit of, Lessor and Lessee and their respective heirs, successors and assigns.

7.    This Agreement shall be construed in accordance with the laws of the State of
Connecticut.

8.This Agreement may not be changed or modified, in whole or in part, except by written instrument executed by the party against whom enforcement of such change or modification is sought.

9.All capitalized terms used, but not defined herein, shall have the definitions attributed thereto in the Lease.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the day and date first above written.

LESSOR:
COMMERCE PARK REALTY, LLC

By: Commerce Park Management Company
Its Manager

By: /s/ Melvyn Powers
Its President

LESSEE:
HOLOGIC, INC.

By: /s/ William E. Healy
Its Vice President